Exhibit 99.1
ProCentury Provides Update Regarding Form 10-Q and Receipt of Noncompliance Notice from Nasdaq
COLUMBUS, Ohio, August 24, 2005 — PROCENTURY CORPORATION (Nasdaq: PROS), a specialty property and casualty insurance holding company, today announced that because it did not file its Form 10-Q for the quarter ended June 30, 2005 (the “Form 10-Q”) within the 5-day extension period provided by its Notification of Late Filing on Form 12b-25 filed on August 15, 2005 (the “Form 12-25”), it received on August 23, 2005 a notice from the Nasdaq Listing Qualifications Department that it is not in compliance with the continued listing requirements of NASD Marketplace Rule 4310(c)(14). Rule 4310(c)(14) requires that a listed company file with Nasdaq all reports and other documents filed or required to be filed with the Securities and Exchange Commission and the delisting notification is standard procedure when a company fails to complete a required filing in a timely manner. ProCentury’s delay in filing its Form 10-Q is the only listing deficiency cited in the notice. As of the opening of business on August 25, 2005, an “E” will be appended to ProCentury’s trading symbol, “PROS,” to reflect its noncompliance with Rule 4310(c)(14).
As disclosed in the Form 12b-25, ProCentury’s independent public accounting firm has not yet had an opportunity to complete its review of the financial statements to be included in the Form 10-Q for the quarter ended June 30, 2005 because ProCentury has not completed compiling certain information for the accounting firm. Also, as indicated in the Form 12b-25, ProCentury does not expect that the financial statements included in the Form 10-Q will contain any material changes from the information set forth in its press release dated August 9, 2005 and furnished to the Commission on a Form 8-K dated August 10, 2005. ProCentury expects that the Form 10-Q will be filed the week of August 29, 2005.
Pursuant to applicable NASD Marketplace Rules, ProCentury expects to request a hearing to review Nasdaq’s determination before the Nasdaq Listing Qualifications Panel (the “Panel”) and the request will stay the delisting of ProCentury’s common shares pending the hearing and a determination by the Panel. In addition, if the Form 10-Q is filed within seven calendar days of receiving the notice, the delisting process will be terminated by Nasdaq. There can be no assurance that the Panel will grant ProCentury’s request for continued listing or that the Form 10-Q will be filed within the seven-day time period.
About ProCentury Corporation
ProCentury Corporation (Nasdaq: PROS) is a specialty property and casualty insurance holding company. Its subsidiary, Century Surety Company, underwrites general liability, commercial property, and multi-peril insurance for small and mid-sized businesses. Century Surety Company primarily writes excess and surplus lines insurance and markets its products through a select network of general agents.

NOTE ON FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are derived from information that we currently have and assumptions that we make and may be identified by words such as “believes,” “anticipates,” “expects,” “plans,” “should,” “estimates” and similar expressions. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated or implied in our forward-looking statements, including but not limited to the time required by us to compile information required by our auditors, the time required by the auditors to complete the review of our Form 10-Q and the outcome of any hearing before the Nasdaq Listing Qualifications Panel. You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional disclosure regarding potential risks, please refer to documents we file with the Securities and Exchange Commission.
Source: ProCentury Corporation
Contact: Jeff Racz, 614-823-6302

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